                                                                 EXECUTION COPY

                                                                    EXHIBIT 2.2






                         SECURITIES PURCHASE AGREEMENT


     AGREEMENT, dated October 20, 1997, among MLX Corp., a Georgia corporation ("Buyer"), and the holders (the "Selling Securityholders") of shares of common stock ("Common Stock"), par value $0.01 per share, of Morton Metalcraft Holding Co., a Delaware Corporation (the "Company"), and options and warrants to acquire shares of Common Stock (such shares of Common Stock, warrants and options, the "Company Securities").
     Pursuant to an Agreement and Plan of Merger dated as of October 20, 1997 (the "Merger Agreement"), among Buyer and the Company, the Company shall be merged with and into Buyer (the "Merger"), with Buyer being the surviving corporation (hereinafter referred to as the "Surviving Corporation").
     Pursuant to Section 5.9 of the Merger Agreement, prior to the Effective Time (as defined in the Merger Agreement), the Company will be recapitalized (the "Recapitalization") as set forth in the Merger Agreement.
     Each Selling Securityholder is the record and beneficial owner of the Company Securities set forth opposite such Selling Securityholder's name on Exhibit A hereto. As a result of the Recapitalization, each Selling Securityholder will become the record and beneficial owner of the newly issued securities of the Company (the "Recap Company Securities") set forth opposite such Selling Securityholder's name on Exhibit B hereto. Each Selling Securityholder wishes to sell the Recap Company Securities (all such Recap Company Securities of all Selling Securityholders herein referred to as the "Sale Securities") set forth opposite such Selling Stockholder's name on Exhibit C





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                                                                           2





hereto and Buyer wishes to purchase all such Sale Securities upon the terms and subject to the conditions of this Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 11.1 hereof.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Sale and Purchase of Sale Securities.
        1.1 Sale and Purchase of Sale Securities. At the Closing (as hereinafter defined), (i) each Selling Securityholder shall sell, and Buyer shall purchase all of the Sale Securities of such Selling Securityholder, free of any Liens, (ii) each Selling Securityholder shall deliver or cause to be delivered to Buyer certificates representing all of such Sale Securities accompanied by stock or warrant powers, as the case may be, duly executed in blank, in proper form for transfer, and with all appropriate stock transfer tax stamps affixed, and (iii) Buyer shall deliver the Purchase Price (as hereinafter defined) to the Selling Securityholders in accordance with Section
1.2 below.
        1.2 Purchase Price. The aggregate purchase price for the Sale Securities (the "Purchase Price") shall be the aggregate of all the purchase prices shown on Exhibit C. Buyer shall pay to each of the Selling Securityholders in immediately available funds, pursuant to written instructions provided by each Selling Securityholder at or prior to the Closing, the amount of the payment set forth opposite such Selling Securityholder's name on Exhibit C, against receipt of the Sale Securities of such Selling Stockholder set forth on Exhibit C hereto.





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                                                                        3


     2. Closing; Closing Date. The closing of the purchase and sale of the Sale Securities (the "Closing") shall take place immediately prior to the Effective Time (as defined in the Merger Agreement) on satisfaction or waiver of the conditions set forth in Article 4 hereof at such place and time as the parties may agree in writing (such time and date being referred to herein as the "Closing Date").

     3. Representations and Warranties of Selling Securityholders.  Each
Selling Securityholder severally, and not jointly, represents and warrants to Buyer as follows:
        3.1 Title to the Company Securities. Except as set forth on Schedule 3.1, as of the date hereof, such Selling Securityholder owns of record, free and clear of any Lien, such Company Securities set forth opposite such Selling Stockholder's name on Exhibit A hereto.
        3.2 Title to the Recap Company Securities. As of the Closing Date and assuming the consummation of the Recapitalization in accordance with the Merger Agreement, such Selling Securityholder shall own of record, free and clear of any Lien, such Recap Company Securities set forth opposite such Selling Stockholder's name on Exhibit B hereto. Any Liens set forth on Schedule 3.1 regarding such Selling Stockholder's Company Securities shall no longer be in effect as of the Closing Date.
        3.3 Title to the Sale Securities. As of the Closing Date and assuming the consummation of the Recapitalization in accordance with the Merger Agreement, such Selling Securityholder shall own of record, free and clear of any Lien, such Sale Securities set forth opposite such Selling Stockholder's name on





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                                                                          4



Exhibit C hereto, and, upon delivery of and payment for such Sale Securities by Buyer as herein provided, such Selling Securityholder will convey to Buyer good and valid title thereto, free and clear of any Lien. Any Liens set forth on
Schedule 3.1 regarding such Selling Stockholder's Sale Securities shall no longer be in effect as of the Closing Date.
     3.4 Authority to Execute and Perform Agreement. Such Selling Securityholder has the full legal right, power and all authority required to enter into, execute and deliver this Agreement and to perform fully such Selling Securityholder's obligations hereunder. This Agreement has been duly executed and delivered by such Selling Securityholder and (assuming the due authorization, execution and delivery hereof by Buyer) is a legal, valid and binding obligation of such Selling Securityholder enforceable against such Selling Securityholder in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).
     3.5 Noncontravention. Except as set forth on Schedule 3.5, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Selling Securityholder will not (i) contravene such Selling Securityholder's charter, articles or certificate of incorporation or by-laws, as applicable; (ii) violate, or cause such Selling Securityholder to be in default under, any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having




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applicability to such Selling Securityholder; (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Selling Securityholder is a party or by which it or its properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned by such Selling Securityholder.
       3.6 Representations and Warranties on Closing Date. The representations and warranties of such Selling Stockholder contained in this Article 3 shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.
    4. Representations and Warranties of Buyer. Buyer represents and warrants to each Selling Securityholder as follows:
       4.1 Authority to Execute and Perform Agreement. Buyer has the full legal right, power and all authority required to enter into, execute and deliver this Agreement and to perform fully Buyer's obligations hereunder. This Agreement has been duly executed and delivered by Buyer and (assuming the due authorization, execution and delivery hereof by the Selling Securityholders) is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).
       4.2 Noncontravention.  Except as set forth on Schedule 4.2,





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                                                                          6






the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer will not (i) contravene Buyer's charter, articles or certificate of incorporation or by-laws; (ii) violate, or cause Buyer to be in default under, any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Buyer; (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Buyer is a party or by which it or its properties may be bound or affected; or result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned by Buyer.
     5. Conditions Precedent to the Obligation of Buyer to Close. The obligation of Buyer to enter into and complete the Closing is subject, at the option of Buyer, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:
        5.1 Consummation of the Merger. All conditions precedent to the consummation of the Merger shall have been fulfilled by the parties to the Merger Agreement.
        5.2 Representations and Warranties. The representations and warranties of the Selling Securityholders contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.
     6. Conditions Precedent to the Obligation of the Selling Securityholders to Close. The obligation of each of the Selling Securityholders to enter into and complete the Closing is subject, at the option of such Selling Securityholder,





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to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:
     6.1 Consummation of the Merger. All conditions precedent to the consummation of the Merger shall have been fulfilled by the parties to the Merger Agreement, the Buyer shall in good faith expect the Effective Time under the Merger Agreement to occur immediately after the Closing hereunder and no amendment or other modification to the Merger Agreement shall have been made which would increase the merger consideration thereunder or otherwise adversely affect the rights of any of the Selling Securityholders hereunder.
     6.2 Shareholders' Agreement. The Shareholders' Agreement, dated as of March 20, 1995, among the Company, Morton Metalcraft Co., William D. Morton and the Purchasers (as defined therein) party thereto shall have been terminated simultaneously with the Closing of this Agreement.
     6.3 Shareholders' Agreement. The Shareholders' Agreement, dated as of January 25, 1995, as amended as of July 11, 1997, among the Company, Morton Metalcraft Co., William D. Morton and the Noteholders (as defined therein) party thereto shall have been terminated simultaneously with the Closing of this Agreement.
     6.4 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.





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                                                                          8






     6.5 Recapitalization. The Recapitalization shall have been consummated by the Company and as a result thereof the Company's capital structure shall be as set forth on Exhibit B hereto.
     6.6 Prepayment of Certain Debt of the Company. On or immediately after the Closing Date, the Company shall have prepaid the indebtedness owed to each of Connecticut General Life Insurance Company ("CGLIC"), as beneficial owner (CIG & CO. being the registered owner) and CIGNA Mezzanine Partners III, L.P. ("CMP"; CMP and CGLIC collectively being referred to as, "CIGNA"), as beneficial owner (CIG & CO. being the registered owner) pursuant to the Company's 11.50% Senior Notes due January 31, 2005 (the "CIGNA Notes"), in the aggregate outstanding principal amount of $25,000,000 such prepayment being accompanied with a prepayment premium of $250,000, all accrued and unpaid interest due on the CIGNA Notes on the Closing Date and all other amounts due and owing under those separate Note Purchase Agreements, dated as of January
25, 1997, between the Company and each of CGLIC and CMP, and the Company and Buyer shall have taken or caused to be taken all actions required to be taken by each of them on or immediately after the Closing Date pursuant to that certain Note Redemption Agreement, dated as of October 20, 1997, between, the Company, Morton Metalcraft Co., Buyer and CIGNA.
     7. Covenants.
        7.1 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts (to the extent within the control of any party hereto) to take, or cause to be





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taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Merger Agreement.
     7.2 Survival of Representations and Warranties of the Selling Securityholders After Closing. Notwithstanding any right of Buyer to investigate and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations and warranties of the Selling Securityholders contained in this Agreement. Notwithstanding any waiver by Buyer of any condition precedent to its obligation to close, all representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder.
     7.3 Survival of Representations and Warranties of Buyer After Closing. Notwithstanding any right of the Selling Securityholders to investigate and notwithstanding any knowledge of facts determined or determinable by the Selling Securityholders pursuant to such investigation or right of investigation, the Selling Securityholders have the right to rely fully upon the representations and warranties of Buyer contained in this Agreement. Notwithstanding any waiver by the Selling Securityholders of any condition precedent to its obligation to close, all representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder.
     7.4 Selling Securityholder Restrictions. Each Selling Securityholder hereby agrees to waive all restrictions (whether transfer or otherwise) applicable to the shares of such Selling Securityholder to the extent necessary to





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facilitate the consummation of the transactions contemplated by this Agreement.
Each Selling Securityholder hereby further agrees that any agreements containing any such restrictions as they apply to the Sale Securities shall terminate upon the consummation of the transaction contemplated by this Agreement.
     8. Indemnification.
        8.1 Indemnification by Selling Securityholders. Each Selling Securityholder hereby agrees that such Selling Securityholder shall be severally, and not jointly, liable to and shall indemnify, defend and hold harmless Buyer, its Affiliates (including the Surviving Corporation) and their respective directors, officers, employees, Affiliates, successors and assigns pursuant to this Agreement from and against any and all loss, cost, damage or expense (including reasonable fees of counsel) whatsoever based upon, arising out of or otherwise resulting from any breach of any representation or warranty of such Selling Securityholder, or breach of any covenant or obligation of such Selling Securityholder or enforcement by Buyer of its rights agasint such Selling Securityholders hereunder, in either case, contained in this Agreement. Nothing in the Limited Indemnification Agreement, dated October 17, 1997 (the "Indemnification Agreement"), among Buyer and certain of the Selling Securityholders shall limit the general liability of Selling Securityholders under this Agreement.
          8.2 Indemnification by Buyer. Buyer hereby agrees that Buyer shall be liable to and shall indemnify, defend and hold harmless each Selling Securityholder, its Affiliates and their respective directors, officers, employees, Affiliates, successors and assigns pursuant to this Agreement from and against any and all loss, cost, damage or expense (including reasonable fees of counsel) whatsoever





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                                                                          11






based upon, arising out of or otherwise resulting from any breach of any representation or warranty of Buyer, or breach of any covenant or obligation of Buyer or enforcement by any Selling Securityholder of its rights hereunder, in either case, contained in this Agreement. Nothing in the Limited Indemnification Agreement shall limit the general liability of Buyer under this Agreement.
     9. Additional Parties. The parties to this Agreement agree that additional Selling Securityholders ("Additional Selling Securityholders") may be added as parties to this Agreement prior to the Closing by such Additional Selling Securityholders agreeing in writing to be bound by the provisions of this Agreement, such addition to be made without the necessity of any action by the parties hereto.
    10.Termination of Agreement.
       This Agreement shall terminate prior to the Closing as follows:
               (a)   upon the termination of the Merger Agreement; or
               (b) at any time on or prior to the Closing Date, by mutual written consent of the Selling Securityholders and Buyer.
       If this Agreement is terminated as provided herein no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except for the intentional or willful violation of, or willful misstatement contained in, the representations and warranties of such parties contained in this Agreement.
     11. Miscellaneous.
         11.1 Certain Definitions.  (a) As used in this Agreement, the





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following terms have the following meanings:

        (i) "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such Person.
        (ii) "Lien" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever (other than restrictions imposed by applicable securities laws).
        (iii) "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.
        11.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                        (a)    if to Buyer, to:

                            MLX Corp.
                            1000 Center Place
                            Norcross, Georgia  30093
                            Attention:  Thomas C. Waggoner
                            Telecopy:   (770) 798-0633






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                                                                        13







                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton &
                       Garrison
                    1285 Avenue of the Americas
                    New York, New York  10019-6064
                    Attention:  Robert M. Hirsh, Esq.
                    Facsimile:  (212) 757-3990

                (b)    if to a Selling Securityholder, to the
                    address set forth on Exhibit D hereto.


Any party may by notice given in accordance with this Section to the other parties designate another address or Person for receipt of notices hereunder.
     11.3 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the purchase of the Sale Securities and supersedes all prior agreements, written or oral, with respect thereto.
     11.4 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
     11.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.
     11.6 Binding Effect; No Assignment.  This Agreement shall





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be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable, except that Buyer may assign its rights hereunder to any of its Affiliates.
     11.7 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.
     11.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
     11.9 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.
     11.10 Severability of Provisions. If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.





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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             MLX CORP.



                             By: /s/ Thomas C. Waggoner
                                -------------------------
                                Name:
                                Title:


                                 /s/ William D. Morton
                                -------------------------
                                William D. Morton


                                  /s/ Brian L. Geiger
                                -------------------------
                                Brian L. Geiger


                                  /s/ Daryl R. Lindemann
                                -------------------------
                                Daryl R. Lindemann


                                  /s/ Brian R. Doolittle
                                -------------------------
                                Brian R. Doolittle


                                  /s/ David M. Stratton
                                -------------------------
                                David M. Stratton





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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        /s/ Mark W. Mealy
                                        -------------------------
                                        Mark W. Mealy


                                        /s/ Reid G. Leggett
                                        -------------------------
                                        Reid G. Leggett


                                        /s/ Frederic H. Garner
                                        -------------------------
                                        Frederic H. Garner


                                        /s/ Katherine D. Garner
                                        -------------------------
                                        Katherine D. Garner


                                        /s/ Edward P. Imbrogno
                                        -------------------------
                                        Edward P. Imbrogno


                                        /s/ Thomas L. Temple
                                        -------------------------
                                        Thomas L. Temple


                                        /s/ Stephen E. Cummings
                                        -------------------------
                                        Stephen E. Cummings



                                        /s/ John T. Johnston III
                                        -------------------------
                                        John T. Johnston III








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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                             /s/ Robert G. Calton III
                             -------------------------
                             Robert G. Calton III


                             /s/ Kelly L. Katterhagen
                             -------------------------
                             Kelly L. Katterhagen



                             /s/ William A. Morrisett
                             -------------------------
                             William A. Morrisett


                             /s/ Matthew S. Rankowitz
                             -------------------------
                             Matthew S. Rankowitz



                             /s/ John H. Grigg
                             -------------------------
                             John H. Grigg



                             /s/ Shannon G. Smith
                             -------------------------
                             Shannon G. Smith








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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                             /s/ Nancy B. Conner
                                             -------------------------
                                             Nancy B. Conner



                                             /s/ Charles H. Conner, Jr.
                                             --------------------------
                                             Charles H. Conner, Jr.



                                             /s/ Charles H. Conner, Jr.
                                             --------------------------
                                             Charles H. Conner, Jr., as
                                               custodian for Lindsay A. Conner


                                             /s/ Charles H. Conner, Jr.
                                             --------------------------
                                             Charles H. Conner, Jr., as
                                               custodian for Bryan B. Conner